Exhibit 10(f)

           United States Steel Corporation Supplemental Thrift Program
           -----------------------------------------------------------
                        Amended Effective January 1, 2002
                        ---------------------------------

1.   Purpose
     -------

The purpose of this program is to compensate individuals for the loss of Company matching contributions under the United States Steel Corporation Savings Fund Plan for Salaried Employees ("Savings Plan") that occurs due to certain limits established under the Internal Revenue Code ("Code") or that are required under the Code. The term "Corporation" shall mean United States Steel Corporation and any other company that is a participating employer in the Savings Plan.

2.   Eligibility
     -----------

Except as otherwise provided herein, an individual is a "Member" of the United States Steel Corporation Supplemental Thrift Program (the "Program") if he or she is an employee of the Corporation who is eligible to participate in the Savings Plan and either (a) is a member of the Executive Management Group, or
(b) is not permitted to make contributions to the Savings Plan at least equal to the maximum rate of matching Company contributions applicable to his service because of the limitations of the Code.

3.   Amount of Benefits
     ------------------

With respect to a month in which a Member's ability to either:
(a) save on both a pre-tax and after-tax basis under the Savings Plan at a rate at least equal to the maximum rate of matching Company contributions applicable to his service is restricted by law (including the limitations under Code sections 401(a)(17), 401(k), 402(g), and 415), or

(b) save on an after-tax basis under the Savings Plan at a rate at least equal to the maximum rate of matching Company contributions applicable to his service is restricted by Code section 401(m),

the full matching Company contributions which would otherwise have been deposited into the Savings Plan on behalf of the Member will be credited for such month to the Member's account under the Program (regardless of the Member's rate of savings under the Savings Plan).

Beginning January 1, 2002, the amount to be credited to a Member's account in the Program (book entry only) will be credited in the same manner as if the amount had been deposited in the Savings Plan for investment in United States Steel Corporation Common Stock. In addition, amounts credited to a Member's account (book entry only) as of December 31, 2001 relating to USX-U.S. Steel Group Common Stock and USX-Marathon Group Common Stock, respectively, will continue to be held in such accounts as amounts relating to United States Steel Corporation Common Stock and Marathon Oil Corporation Common Stock, respectively. Except as otherwise provided, the rules under the Savings Plan for determining service for eligibility and vesting, Corporation stock values, share determination, beneficiary designation, and vesting will be applicable under this Program.

4.   Form of Benefit
     ---------------

     a.   Lump Sum Distribution
          ---------------------

          A Member shall receive a lump sum distribution of the benefits payable under this Program upon the Member's (a) termination of employment with five or more years of continuous service, (b) termination of employment prior to attaining five years of continuous service with the consent of the Corporation, or (c) pre-retirement death. Except as provided in section 5e., benefits provided by this Program shall be paid by the Corporation in cash out of the general assets of the Corporation.

          In the event a Member dies prior to retirement (or after retirement but prior to receiving the benefits credited to his account under the Program), the benefits will be paid to the Member's surviving spouse (or to the Member's estate, if there is no surviving spouse) in the form of a lump sum distribution.

     b.   Deferral of Lump Sum Distribution
          ---------------------------------

          A Member may elect, prior to retirement and in writing to the administrator of the Program, to receive such lump sum distribution either:
               (i) in full on February 1 of the year following the year in which the Member retires, or

               (ii) in three annual installments with the first annual
                    installment payable within 90 days following the Member's date of retirement and the succeeding installments payable on the next two anniversaries of the first payment date.

          Interest would accrue and be payable on the balance due using the interest rate earned within the Group Interest Fund under the Savings Plan during the period of the deferral.

          Subject to a 2% penalty, the Member may elect to accelerate the payment of all remaining installments to a date prior to the scheduled date. If such an election is made, the accelerated payment would be reduced by an amount equal to 2% of the amounts accelerated (including interest). Such an election for acceleration of any balance due will be valid only if it is filed in writing with the administrator at least 20 days prior to the date payment is requested.

5.   General Provisions
     ------------------

     a.   Administration
          --------------

          The Vice President-Administration, United States Steel and Carnegie Pension Fund, is responsible for the administration of this Program. The administrator shall decide all questions arising out of and relating to the administration of this Program. The decision of the administrator shall be final and conclusive as to all questions of interpretations and application of the Program.

     b.   Amendment or Termination of Program
          -----------------------------------

          The Corporation reserves the right to make any changes in this Program or to terminate this Program as to any or all groups of employees covered under this Program, but in no event shall such amendment or termination adversely affect the benefits accrued hereunder prior to the effective date of such amendment or termination. Any amendment to this Program which changes this Program (including any amendment which increases, reduces or alters the benefits of this Program) or any action which terminates this Program to any or all groups shall be made by a resolution of the United States Steel Corporation Board of Directors (or any authorized committee of such Board) adopted in accordance with the bylaws of United States Steel Corporation and the corporation law of the state of Delaware.

     c.   No Guarantee of Employment
          --------------------------

          Neither the creation of this Program nor anything contained herein shall be construed as giving an individual hereunder any right to remain in the employ of the Corporation.

     d.   Nonalienation
          -------------

          No benefits payable under this Program shall be subject in any way to alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution, or encumbrance of any kind by operation of law or otherwise. However, this section shall not apply to portions of benefits applied to satisfy (i) obligations for withholding of employment taxes, or (ii) obligations under a qualified domestic relations order.

     e.   No Requirement to Fund
          ----------------------

          Except as provided in this section 5e., benefits provided by this Program shall be paid out of general assets of the Corporation. No provisions in this Program, either directly or indirectly, shall be construed to require the Corporation to reserve, or otherwise set aside, funds for the payment of benefits hereunder.

          As of December 31, 2001 (the "Effective Date"), United States Steel Corporation (and its subsidiaries and successors) and Marathon Oil Corporation (and its subsidiaries and successors) have assumed liability for a Specified Percentage of the Corporate Part, if any, of each Member's accrued benefit under the Program. The term "Corporate Part" is defined to mean the pro rata portion (based upon continuous service taken into consideration for benefit accrual purposes under the Program) of a Member's total accrued benefit under the Program as of the Effective Date which is attributable to continuous service performed for the USX Headquarters unit of USX Corporation on or after May 1, 1991 and prior to the Effective Date. The Specified Percentage is thirty-five percent (35%) for United States Steel Corporation and sixty-five percent (65%) for Marathon Oil Corporation. The term "accrued benefit" is defined to mean the number of units of Marathon Stock (as renamed the Marathon Oil Corporation common stock) and the number of units of Steel Stock (as converted to United States Steel Corporation common stock) the participant has accrued in his or her account under the Program. The assumption of liability for the Specified Portion of the Corporate Part includes the assumption of liability for future dividends attributable to such allocated units.

     f.   Controlling Law
          ---------------

          To the extent not preempted by the laws of the United States of America, the laws of the Commonwealth of Pennsylvania shall be the controlling state law in all matters relating to this Program.

     g.   Severability
          ------------

          If any provisions of this Program shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Program, but this Program shall be construed and enforced as if such illegal or invalid provision had never been included herein.

     h.   Exclusive Provisions of Program
          -------------------------------

          The provisions contained herein constitute the complete and exclusive statement of the terms of this Program. There are no written or oral representations, promises, statements or commitments, other than those expressly set forth herein, with respect to benefits provided by this Program. All reliance by any individual concerning the subject matter of this Program shall be solely upon the provisions set forth in this document.